EXHIBIT 99.1



                                Rogelio G. Castro
                           Certified Public Accountant
            ========================================================
463 West Fifth Street                                  Telephone: (805) 486-5630
Oxnard, California                                           Fax: (805) 487-7433


                          INDEPENDENT AUDITORS CONSENT





May 15, 2001



RUSSIAN IMPORTS.COM
827 State St., Suite 26
Santa Barbara, CA          93101



Gentlemen,

     We are unable to complete the financial statements of Russian Imports.com, as of March 31, 2000 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, as we just received the information to allow us to complete our part. Thank you.

Very Truly Yours


/s/ Rogelio G. Castro
-------------------------------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California


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